Exhibit 4.1
EXECUTION VERSION

SUNRISE SENIOR LIVING, INC.
as Issuer
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee
INDENTURE
Dated as of April 20, 2011
5.00% Junior Subordinated Convertible Notes Due 2041

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		Page

ARTICLE 8
Holders’ Meetings

Section 8.01.	Purpose of Meetings	50
Section 8.02.	Call of Meetings by Trustee	51
Section 8.03.	Call of Meetings by Company or Holders	51
Section 8.04.	Qualifications for Voting	51
Section 8.05.	Regulations	51
Section 8.06.	Voting	52
Section 8.07.	No Delay of Rights by Meeting	52

ARTICLE 9
Supplemental Indentures

Section 9.01.	Supplemental Indentures Without Consent of Holders	53
Section 9.02.	Supplemental Indentures With Consent of Holders	53
Section 9.03.	Effect of Supplemental Indentures	55
Section 9.04.	Notation on Notes	55
Section 9.05.	Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee	55

ARTICLE 10
Consolidation, Merger, Sale, Conveyance and Lease

Section 10.01.	Company May Consolidate, Etc. on Certain Terms	55
Section 10.02.	Successor Corporation to be Substituted	56
Section 10.03.	Officers’ Certificate and Opinion of Counsel to be Given to Trustee	56

ARTICLE 11
Satisfaction and Discharge of Indenture

Section 11.01.	Discharge of Indenture	57
Section 11.02.	Deposited Monies and Common Stock to be Held in Trust by Trustee	57
Section 11.03.	Paying Agent to Repay Monies and Common Stock Held	57
Section 11.04.	Return of Unclaimed Monies and Common Stock	57
Section 11.05.	Reinstatement	58

ARTICLE 12
Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01.	Indenture and Notes Solely Corporate Obligations	58

ARTICLE 13
Conversion of Notes

Section 13.01.	Conversion Privilege; Company’s Right to Terminate Such Privilege	59

v

EXHIBIT

Exhibit A	Form of Note	A-1
     INDENTURE dated as of April 20, 2011 between Sunrise Senior Living, Inc., a Delaware corporation, as issuer (the “Company”, as more fully set forth in Section 1.01), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”, as more fully set forth in Section 1.01).
WITNESSETH:
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 5.00% Junior Subordinated Convertible Notes Due 2041 (the “Notes”), initially in an aggregate principal amount not to exceed $75,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, the Notes, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the
Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
Definitions
     Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
      “Additional Interest” means all amounts, if any, payable pursuant to Section 5.03(a), Section 5.03(b) and Section 5.03(c), as applicable.
      “Additional Shares” shall have the meaning specified in Section 13.02(a).
      “Affiliate” shall have the meaning specified in subsection (a)(1) of Rule 144.
      “Board of Directors” means the Board of Directors of the Company or, unless the context otherwise requires, a committee of such Board of Directors duly authorized to act for it hereunder.
      “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
      “Business Day” means any day that is not a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or required by law or executive order to close or be closed.
      “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
      “Clause A Distribution” shall have the meaning specified in Section 13.04(c).
      “Clause B Distribution” shall have the meaning specified in Section 13.04(c).
      “Clause C Distribution” shall have the meaning specified in Section 13.04(c).
      “Close of Business” means 5:00 p.m. (New York City time).

      “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the “Closing Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
      “Commission” means the U.S. Securities and Exchange Commission.
      “Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
      “Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this Indenture, subject to Section 13.06.
      “Company” shall have the meaning specified in the first paragraph of this Indenture and, subject to the provisions of Article 10, shall include its successors and assigns.
      “Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other officer designated in (a) or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.
      “Compounded Interest” shall have the meaning specified in Section 2.04(a).
      “Conversion Agent” shall have the meaning specified in Section 3.02.
      “Conversion Date” shall have the meaning specified in Section 13.03(a).
      “Conversion Obligation” shall have the meaning specified in Section 13.01(a).
      “Conversion Price” at any given time shall be computed by dividing $1,000 by the Conversion Rate in effect at such time.
      “Conversion Rate” shall have the meaning specified in Section 13.01(a).
      “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at The

Bank of New York Mellon Trust Company, N.A., 2 N. LaSalle St., Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).
      “Custodian” means The Bank of New York Mellon Trust Company, N.A., as custodian for The Depository Trust Company, with respect to Global Notes, or any successor entity thereto.
      “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
      “Defaulted Amounts” means any amounts on any Note other than interest that has been deferred by the Company pursuant to Section 2.04 (including, without limitation, the Fundamental Change Purchase Price and principal) that are payable but are not punctually paid or duly provided for.
      “Depositary” means, with respect to each Global Note, the Person specified in Section 2.06(d) as the Depositary with respect to such Note, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
      “Designated Senior Debt” means the Company’s obligations under any particular Senior Debt in which the instrument creating or evidencing such Senior Debt or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be “Designated Senior Debt” for purposes of this Indenture. The instrument, agreement or other document evidencing any Designated Senior Debt may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt.
      “Distributed Property” shall have the meaning specified in Section 13.04(c).
      “EDGAR” shall have the meaning specified in Section 4.03(a).
      “Effective Date” shall have the meaning specified in Section 13.02(c).
      “Event of Default” shall have the meaning specified in Section 5.01.
      “Exchange Rate Contract” means, with respect to the Company, any currency swap agreement, forward exchange rate agreement, foreign currency future or option, exchange rate collar agreement, exchange rate insurance or other agreement or arrangement, or combination thereof, the principal purpose of which is to protect the Company against fluctuations in currency exchange rates.

      “Ex-Date” means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
      “Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note.
      “Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note.
      “Form of Note” means the “Form of Note” attached hereto as Exhibit A.
      “Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note.
      “Fundamental Change” shall be deemed to have occurred at the time after the Notes are first originally issued if any of the following occurs:
     (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;
     (2) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (2);

     (3) the stockholders of the Company approve any plan or proposal for the Company’s liquidation or dissolution; or
     (4) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);
provided, however, that a transaction or transactions described in clause (2) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the Common Stock, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares.
      “Fundamental Change Expiration Time” shall have the meaning specified in Section 14.01(b)(i).
      “Fundamental Change Company Notice” shall have the meaning specified in Section 14.01(g).
      “Fundamental Change Purchase Date” shall have the meaning specified in Section 14.01(a).
      “Fundamental Change Purchase Notice” shall have the meaning specified in Section 14.01(b)(i).
      “Fundamental Change Purchase Price” shall have the meaning specified in Section 14.01(a).
      “Global Note” shall have the meaning specified in Section 2.06(b).
      “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.
      “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
      “Initial Purchasers” means Stifel, Nicolaus & Company, Incorporated and KeyBanc Capital Markets.
      “Interest Payment Date” means each April 1 and October 1 of each year, beginning on October 1, 2011.

      “Interest Rate Agreement” means, with respect to the Company, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the Company against fluctuations in interest rates.
      “Make-Whole Fundamental Change” shall have the meaning specified in Section 13.02(a).
      “Maturity Date” means April 1, 2041.
      “Non-Payment Default” shall have the meaning specified in Section 15.02(b).
      “Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.
      “Note Register” shall have the meaning specified in Section 2.06(a).
      “Note Registrar” shall have the meaning specified in Section 2.06(a).
      “Notice of Conversion” shall have the meaning specified in Section 13.03(a).
      “Officers’ Certificate,” when used with respect to the Company, means a certificate delivered to the Trustee and signed by (a) one of the President, the Chief Executive Officer, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”) and (b) by any such other officer designated in (a) or by one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company. Each such certificate shall include the statements provided for in Section 16.05. One of the officers giving an Officers’ Certificate pursuant to Section 3.08 shall be the principal executive, financial or accounting officer of the Company.
      “Open of Business” means 9:00 a.m. (New York City time).
      “Opinion of Counsel” means an opinion in writing, reasonably acceptable to the Trustee, signed by legal counsel, who may be an employee of or counsel to the Company, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 16.05.
      “Optional Deferral” shall have the meaning specified in Section 2.04(a).
      “Optional Deferral Period” shall have the meaning specified in Section 2.04(a).
      “Optionally Deferred Interest” shall have the meaning specified in Section 2.04(a).
      “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

     (i) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
     (ii) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
     (iii) Notes that have been paid pursuant to Section 2.07 and Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in whose hands such Notes are valid obligations of the Company;
     (iv) Notes converted pursuant to Article 13 and required to be cancelled pursuant to Section 2.09; and
     (v) Notes purchased by the Company pursuant to the penultimate sentence of Section 2.11.
      “Parity Debt Securities” shall have the meaning specified in Section 3.01(b)(ii).
      “Parity Guarantees” shall have the meaning specified in Section 3.01(b)(iii).
      “Paying Agent” shall have the meaning specified in Section 3.02.
      “Payment Blockage Notice” shall have the meaning specified in Section 15.02(b).
      “Payment Default” shall have the meaning specified in Section 15.02(a).
      “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
      “Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and multiples thereof.
      “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.
      “Purchase Agreement” means that certain Purchase Agreement dated April 14, 2011 among the Company and the Initial Purchasers.

      “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).
      “Reference Property” shall have the meaning specified in Section 13.06(a).
      “Regular Record Date,” with respect to any Interest Payment Date, shall mean the March 15 and September 15 (whether or not such day is a Business Day) immediately preceding the applicable April 1 or October 1 Interest Payment Date, respectively.
      “Reorganization Event” shall have the meaning specified in Section 13.06(a).
      “Representative” means the (i) indenture trustee or other trustee, agent or representative for any Senior Debt or (ii) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (1) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Debt and (2) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.
      “Resale Restriction Termination Date” shall have the meaning specified in Section 2.06(e).
      “Responsible Officer,” when used with respect to the Trustee, shall mean any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
      “Restricted Securities” has the meaning specified in Section 2.06(e).
      “Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
      “Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      “Senior Debt” means, with respect to the Company, the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Company:
(i)	the Company’s indebtedness evidenced by a credit or loan agreement, promissory note, bond, debenture or other written obligation;

(ii)	all of the Company’s obligations for money borrowed;

(iii)	all of the Company’s obligations evidenced by a promissory note or similar instrument;

(iv)	the Company’s obligations (x) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or (y) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

(v)	all of the Company’s obligation under Interest Rate Agreements, Exchange Rate Contracts and similar agreements or arrangements;

(vi)	all of the Company’s obligations with respect to letters of credit, bankers’ acceptances and similar facilities (including reimbursement obligations with respect to the foregoing);

(vii)	all of the Company’s obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business);

(viii)	all obligations of the type referred to in the above clauses of another Person and all dividends of another Person, the payment of which, in either case, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on the Company’s property; and

(ix)	renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.
Notwithstanding the foregoing, “Senior Debt” shall not include the Notes; any other indebtedness or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provides that such indebtedness is not superior in right of payment to the Notes; any indebtedness or obligation of the Company to any of the Company’s Subsidiaries; or any amounts the Company owes for trade payables.
      “Spin-Off” shall have the meaning specified in Section 13.04(c).
      “Stock Price” shall have the meaning specified in Section 13.02(c).
      “Stockholder Rights Agreement” means the stockholder rights agreement adopted by the Company in April 2006, as amended in November 2008 and January 2010 but without regard to any amendment on or after April 14, 2011.
      “Subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
      “Successor Corporation” shall have the meaning specified in Section 10.01(a).
      “Termination Date” shall have the meaning specified in Section 13.01(b)(ii).
      “Termination Notice” shall have the meaning specified in Section 13.01(b)(ii).
      “Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock is not so listed or traded, “Trading Day” means a Business Day.
      “transfer” shall have the meaning specified in Section 2.06(e).
      “Trigger Event” shall have the meaning specified in Section 13.04(c).
      “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
      “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
      “USA PATRIOT Act” shall have the meaning specified in Section 16.12.
     Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest, Optionally Deferred Interest and Compounded Interest thereon if, in such context, Additional Interest, Optionally Deferred Interest or Compounded Interest thereon is, was or would be payable pursuant to any of Section 2.04(a), Section 5.03(a), Section 5.03(b) and Section 5.03(c). Unless the context otherwise requires, any express mention of Additional Interest, Optionally Deferred Interest or Compounded Interest thereon in any provision hereof shall not be construed as excluding Additional Interest, Optionally Deferred Interest or Compounded Interest thereon in those provisions hereof where such express mention is not made.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
     Section 2.01. Designation and Amount. The Notes shall be designated as the “5.00% Junior Subordinated Convertible Notes Due 2041.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $75,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), subject to Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, Section 2.07, Section 9.04, Section 13.03 and Section 14.01. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes. The Notes shall be subordinated to all Senior Debt of the Company as set forth in Article 15.
     Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the Form of Note, the terms and provisions of which are incorporated herein and shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect purchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Purchase Price, if applicable) of and accrued and unpaid interest on each Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
     Each Note shall bear the following legend (unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
     NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR A BENEFICIAL INTEREST HEREIN.
     Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Form of Note. The Notes shall bear interest at a rate of 5.00% per year from, and including, the date of this Indenture, or from, and including, the most recent date on which interest has been paid or duly provided for. Interest shall be payable semiannually in arrears on each Interest Payment Date, beginning on the October 1, 2011 Interest Payment Date, subject to the Company’s right to defer interest payments on the Notes in accordance with Section 2.04. Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.
     (b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the Close of Business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest on any Physical Notes shall be payable at the office of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, which shall initially be The Bank of New York Mellon Trust Company, N.A., 101 Barclay St., Floor 8W, New York, New York 10286, Attention: Corporate Trust Department. The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $1,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $1,000,000, either by check mailed to such Holders or, upon application by such Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     (c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:
     (i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following subsection (ii) of this Section 2.03(c).
     (ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Section 2.04. Deferral of Interest Payments. (a) As long as no Event of Default has occurred and is continuing, subject to the conditions below, the Company shall have the right, at its option, to defer interest payments on the Notes at any time and from time to time (“Optional Deferral”) for a period (an “Optional Deferral Period”) that does not exceed 10 consecutive semi-annual interest periods (including, for the avoidance of doubt, the interest period beginning on, and including, the date of this Indenture and ending on, but excluding, October 1, 2011) after the date on which the Company began the deferral of interest or, if sooner, past the Maturity Date, notwithstanding anything to the contrary herein or in any Note. During an Optional Deferral Period, interest on the Notes shall not be currently payable (“Optionally Deferred Interest”), but shall continue to accrue and compound semi-annually at the applicable rate of interest on the Notes (“Compounded Interest”). Each Optional Deferral Period shall terminate on an Interest Payment Date, on which date the Company shall pay all Optionally Deferred Interest, together with Compounded Interest, if any, to the Person in whose name the Note (or its Predecessor Note) is registered on the Note Register at the Close of Business on the Regular Record Date immediately preceding such Interest Payment Date. Upon the termination of an Optional Deferral Period and the payment of all amounts then due, the Company may commence a new Optional Deferral Period, subject to the other conditions in this Section 2.04, there being no limit to the number of such new Optional Deferral Periods that the Company may elect.
     (b) The Company shall give written notice to the Trustee and the Holders that it has elected an Optional Deferral and the length of the related Optional Deferral Period at least five Business Days prior to the earlier of (i) the date the Trustee is required to give notice to any securities exchange or to Holders of the Notes of the Regular Record Date or the date the interest is payable; or (ii) the Regular Record Date corresponding to the Interest Payment Date on which the Optional Deferral Period will begin. Such written notice shall be irrevocable.
     Section 2.05. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman or Vice-Chairman of the Board of Directors, Chief Executive Officer, President, any of its Executive or Senior Vice Presidents, or any of its Vice Presidents (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.
     Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
     In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.
     Section 2.06. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 3.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 3.02.
     Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 3.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
     All Notes presented or surrendered for registration of transfer or for exchange, purchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

     No service charge shall be charged to the Holder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the transferee of such Notes being different from the name of the transferor of such Notes.
     None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (a) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (b) any Notes, or a portion of any Note, surrendered for purchase (and not withdrawn) in accordance with Article 14.
     All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the Depositary.
     (b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to Section 2.06(d), all Notes shall be represented by one or more Notes in global form without interest coupons (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a Physical Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
     (c) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the Financial Industry Regulatory Authority, Inc. to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or admitted for trading or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     (d) The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian for the Depositary.
     If at any time (i) the Depositary for a Global Note (x) notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes or (y) ceases to be registered as a clearing agency under the Exchange Act and, in either case, a successor Depositary is not appointed within 90 days after such notification or such ceasing to be so registered, as the case may be, or (ii) an Event of Default with respect to the Notes has occurred and is continuing and the Note Registrar has received a request from the owner of a beneficial interest in any Global Note for the issuance of Physical Notes in exchange for all or a portion of such interest, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver, in the case of clause (i), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be cancelled, and, in the case of clause (ii), a Physical Note to such beneficial owner in an aggregate principal amount equal to the aggregate principal amount of such Note corresponding to such beneficial owner’s beneficial interest, in which case the corresponding Global Note shall be reduced by the aggregate principal amount of such interest so exchanged.
     Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.
     At such time as all interests in a Global Note have been converted, canceled, purchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, purchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global

Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
     (e) Every Note that bears or is required under this Section 2.06(e) to bear the legend set forth in this Section 2.06(e) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.06(f), the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(e) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(e), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.
     Until the date (the “Resale Restriction Termination Date”) that is the later of (1) one year after the last date of original issuance of the Notes, or such other period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock issued upon conversion thereof which shall bear the legend set forth in Section 2.06(f), if applicable) shall bear a legend in substantially the following form (unless such Notes have been sold pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee):
     THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, AND NOT SUBJECT TO, REGISTRATION.
     BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

     (2) AGREES FOR THE BENEFIT OF SUNRISE SENIOR LIVING, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE HEREOF OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
     (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR
     (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR
     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
     Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.06(e) and shall be assigned an unrestricted CUSIP number. If a Restricted Security surrendered for exchange pursuant to the immediately preceding sentence is represented by a Global Note bearing the legend set forth in this Section 2.06(e), the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the legend set forth in this Section 2.06(e) shall be increased by an equal principal amount. If a Global Note without the legend set forth in this Section 2.06(e) is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or the Common Stock issuable upon conversion of the Notes has been declared effective under the Securities Act.
     (f) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and the transfer agent for the Common Stock):
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, AND NOT SUBJECT TO, REGISTRATION.
     BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
     (2) AGREES FOR THE BENEFIT OF SUNRISE SENIOR LIVING, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE HEREOF OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y)

SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
     (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR
     (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR
     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(f).
     (g) The Company shall not, the Company shall cause its Subsidiaries not to, and the Company shall use its best efforts to cause any of its Affiliates that are not its Subsidiaries not to, resell any Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
     Section 2.07. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon delivery by the Company of a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note of like tenor (including the same date of issuance) and principal amount, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
     The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.
     In case any Note which has matured or has been surrendered for purchase upon a Fundamental Change or for conversion shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note in exchange and substitution for the mutilated Note, or in lieu of a destroyed, lost or stolen Note, pay or deliver or authorize the payment or delivery of the consideration otherwise due upon such purchase or conversion (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or delivery shall furnish to the Company, to the Trustee and, if applicable, to any Paying Agent or Conversion Agent, such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such payment or delivery in lieu of substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.
     Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or purchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.
     Section 2.08. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon delivery by the Company of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as Physical Notes. Without unreasonable delay the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 3.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes that are authenticated and delivered hereunder.
     Section 2.09. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, purchase, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, purchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.
     Section 2.10. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices to Holders as a convenience to Holders of the Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or in such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.
     Section 2.11. Additional Notes, Purchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, and such Opinion of Counsel shall make the following statements, in addition to those required by Section 16.05: (1) that the form of such additional Notes are in accordance with the provisions of this Indenture; (2) that the terms of such additional Notes are in accordance with the provisions of this Indenture; and (3) that such additional Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.09.
ARTICLE 3
Particular Covenants of the Company
     Section 3.01. Payment of Principal and Interest; Restrictions During Optional Deferral Periods. (a) The Company covenants and agrees that it will cause to be paid the principal of and accrued and unpaid interest on each of the Notes and, if applicable, any cash payable upon conversion of the Notes, at the places, at the respective times and in the manner provided herein and in the Notes.
     (b) On any date on which accrued interest through the most recent Interest Payment Date has not been paid in full (including during any Optional Deferral Period) and until such time as all accrued and unpaid interest through the most recent Interest Payment Date, together with any Compounded Interest thereon, is paid in full, the Company shall not, and shall not permit any of the Company’s Subsidiaries to:
     (i) declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s Capital Stock, other than:
     (A) purchases of the Company’s Capital Stock in connection with employee or agent benefit plans or under any dividend reinvestment plan;
     (B) in connection with the reclassification of any class or series of the Company’s Capital Stock, or the exchange or conversion of one class or series of the Company’s Capital Stock for or into another class or series of the Company’s Capital Stock, in each case where the resulting Capital Stock ranks equal to or junior to the Capital Stock so reclassified, exchanged or converted;
     (C) the purchase of fractional interests in shares of the Company’s Capital Stock in connection with the conversion or exchange provisions of that Capital Stock or the security being converted or exchanged;
     (D) dividends or distributions in the form of the Company’s Capital Stock or rights to acquire the Company’s Capital Stock, where the dividend stock or stock underlying the dividend rights is the same class as the stock on which the dividend is being paid or ranks equal to or junior to such stock; or
     (E) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or issuances of Capital Stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under a shareholders’ rights plan;
     (ii) make any payment of interest, principal or premium, if any, on or pay, repurchase or redeem any debt securities issued by the Company that rank equal to or junior to the Notes, other than (A) any payment, repurchase or redemption in respect of debt securities that rank equal to the Notes (“Parity Debt Securities”) made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such Parity Debt Securities, on the one hand, and (2) accrued and unpaid amounts on the Notes, on the other hand, or (B) the exchange or conversion of one class or series of such debt securities for or into another class or series of the Company’s securities, in each case if the resulting securities rank equal to or junior to the securities so exchanged or converted; or
     (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary, if such guarantee ranks equal to or junior to the Notes, other than any payment in respect of guarantees that rank equal to the Notes (“Parity Guarantees”) made ratably and in proportion to the respective amounts of (1) accrued and unpaid amounts on such Parity Guarantees, on the one hand, and (2) accrued and unpaid amounts on the Notes, on the other hand.
     Section 3.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or purchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company may change the Paying Agent without prior notice to the Holders but with notice to the initial Paying Agent and the Company may act as Paying Agent; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the

Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
     The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and The Bank of New York Mellon Trust Company, N.A., 101 Barclay St., Floor 8W, New York, New York 10286, Attention: Corporate Trust Department, and the office or agency of the Trustee in the Borough of Manhattan, The City of New York shall be considered as the initial office or agency of the Company for each of the aforesaid purposes.
     So long as the Trustee is the Note Registrar, the Trustee (and any successor trustee, upon becoming Trustee) agrees to mail, or cause to be mailed, the notices set forth in Section 6.09, and any successor trustee, upon becoming Trustee, agrees to mail or cause to be mailed, the notices set forth in the third paragraph of Section 6.10.
     Section 3.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.09, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 3.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04,
     (i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;
     (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal (including the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Purchase Price, if applicable) or accrued and unpaid interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Purchase Price, if applicable) and accrued and unpaid interest so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any such payment on the Notes, when the same shall become due and payable.
     (c) Anything in this Section 3.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 3.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
     (d) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to Section 11.03 and Section 11.04.
     Section 3.05. Existence. Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 3.06. Rule 144A Information Requirement. At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes in accordance with Rule 144A.
     Section 3.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, or interest on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 3.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2011) an Officers’ Certificate stating whether or not each signer thereof has knowledge of any Event of Default or Default by the Company under this Indenture during such fiscal year and, if so, specifying each such failure and the nature thereof.
     In addition, the Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposes to take with respect thereto.
     Section 3.09. Further Instruments and Acts. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
ARTICLE 4
Lists of Holders and Reports by the Company and the Trustee
     Section 4.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each Regular Record Date in each year beginning with September 15, 2011, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
     Section 4.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 4.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.
     Section 4.03. Reports by Company. (a) The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.03 as of the time such documents are filed via the EDGAR system.
     (b) Delivery of such documents or reports to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).
ARTICLE 5
Defaults and Remedies
     Section 5.01. Events of Default. The following events shall be events of default (each, an “Event of Default”) with respect to the Notes:
     (a) default in any payment of interest (including Optionally Deferred Interest and any Compounded Interest thereon) on any Note when due and payable and the default continues for a period of 30 days, whether or not such payment is prevented by the provisions of Article 15 (except that a default under this clause (a) shall not occur if the Company shall have deferred interest, as permitted under and in accordance with Section 2.04, in connection with an Optional Deferral);
     (b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon required purchase or upon declaration of acceleration or otherwise, whether or not such payment is prevented by the provisions of Article 15;
     (c) failure by the Company to comply with its obligation to convert the Notes in accordance with Article 13 upon exercise of a Holder’s conversion right;
     (d) failure by the Company to comply with its obligations under Article 10;
     (e) failure by the Company to issue notice of a Make-Whole Fundamental Change pursuant to Section 13.02(b) or a Fundamental Change Company Notice pursuant to Section 14.01(g), in each case when due;
     (f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the Notes or this Indenture;
     (g) the Company or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Subsidiary or any substantial part of the property of the Company or any of its Subsidiaries, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
     (h) an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or such Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Subsidiary or any substantial part of the property of the Company and its Subsidiaries, taken as a whole, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.
     Section 5.02. Acceleration; Rescission and Annulment. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.01(g) or Section 5.01(h)), unless the principal of all of the Notes shall have already become due and payable, the Trustee may, by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 7.04 may, by notice in writing to the Company and to the Trustee, and the Trustee, upon the request of such Holders, by notice in writing to the Company shall, declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 5.01(g) or Section 5.01(h) occurs and is continuing, the principal of all the Notes and accrued and unpaid interest shall be immediately due and payable, notwithstanding anything in the Notes or this Indenture to the contrary. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, and on such principal, at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 6.06, and if (1) rescission and annulment of the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.09, then and in every such case (except as provided in the immediately preceding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of (including the Fundamental Change Purchase Price, if applicable), or accrued and unpaid interest on, any Notes or (ii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.
     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.
     Section 5.03. Additional Interest. (a) Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.03(a) shall, for the first 60 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the 60-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing. Additional Interest payable pursuant to this Section 5.03(a) shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 5.03(b) or Section 5.03(c) and shall be subject to the Company’s right to defer interest payments on the Notes in accordance with Section 2.04. If the Company so elects to pay Additional Interest pursuant to this Section 5.03(a), such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Notes. On the 61st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.03(a) is not cured or waived prior to such 61st day), the Notes shall be subject to acceleration as provided in Section 5.02. Nothing contained in this Section 5.03(a) shall affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 5.03(a), the Notes shall be subject to acceleration as provided in Section 5.02.
     In order to elect to pay Additional Interest as the sole remedy during the first 60 days after the occurrence of any Event of Default relating to any failure on the Company’s part to comply with its obligations as set forth in Section 4.03(a), the Company must notify all Holders, the Trustee and the Paying Agent of such election prior to the beginning of such 60-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 5.02.

     (b) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of the Notes or this Indenture), Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the aggregate principal amount of the Notes during the period for which such failure to file continues or the Notes fail to be so freely tradable, as the case may be. As used in this Section 5.03(b), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.
     (c) If, and for so long as, the restrictive legend on the Notes specified in Section 2.06(e) has not been removed, the Notes are assigned a restricted CUSIP number, or the Notes are not freely tradable pursuant to Rule 144 without volume restrictions by Holders other than the Company’s Affiliates and without restrictions pursuant to the terms of the Notes or this Indenture, as of the 366th day after the last date of original issuance of the Notes, Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the aggregate principal amount of Notes until the restrictive legend specified in Section 2.06(e) is removed, the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable pursuant to Rule 144 without volume restrictions by Holders other than the Company’s Affiliates and without restrictions pursuant to the terms of the Notes or this Indenture.
     (d) Any Additional Interest payable pursuant to Section 5.03(b) or Section 5.03(c) shall be (i) payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes, (ii) in addition to any Additional Interest that may accrue at the Company’s election as the sole remedy relating to the failure to comply with its reporting obligations pursuant to Section 5.03(a) and (iii) subject to the Company’s right to defer interest payments on the Notes in accordance with Section 2.04.
     (e) If Additional Interest is payable by the Company pursuant to this Section 5.03, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.
     Section 5.04. Payments of Notes on Default; Suit Therefor. In the event that the Trustee has, either upon its own initiative or upon the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, declared the principal of, and accrued and unpaid interest on, the Notes to be due and payable immediately in accordance with Section 5.02, and the Company shall have failed forthwith to pay such amounts, the Trustee, in its own name and as trustee of an express trust, after being furnished suitable indemnity pursuant to Section 6.02, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid (including such further amounts as shall be sufficient to cover the costs and expenses of collection, including compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its own negligence, bad faith or willful misconduct, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.
     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any of its Subsidiaries, as provided in Section 5.01(g) or Section 5.01(h), the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 6.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 6.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.
     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
     Section 5.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
     First, to the payment of all amounts due the Trustee under Section 6.06;
     Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;
     Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Purchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Purchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Purchase Price and any cash due upon conversion) and accrued and unpaid interest; and
     Fourth, to the payment of the remainder, if any, to the Company or as a court of competent jurisdiction shall direct in writing.

     Section 5.06. Proceedings by Holders. Except to enforce the right to receive payment (including the Fundamental Change Purchase Price, if applicable) of principal or interest when due or to receive payment or delivery, as the case may be, of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:
     (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided;
     (b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;
     (c) such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and
     (e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority in principal amount of the Notes outstanding within such 60-day period pursuant to Section 5.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 5.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Purchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute and maintain any proceeding suitable for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

     Anything in this Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its right to payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Purchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture.
     Section 5.07. Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as it may believe are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Section 5.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article 5 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other power or remedy given hereunder or otherwise available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 5.06, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient by the Trustee or by the Holders.
     Section 5.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 7.04 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 7.04 may, on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a Default in the payment of accrued and unpaid interest on, or the principal (including the Fundamental Change Purchase Price, if applicable) of, the Notes when due which has not been cured pursuant to the provisions of Section 5.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes, or (iii) a Default in respect of a covenant or provisions hereof which under Article 9 cannot be modified or amended without the consent of each Holder of an outstanding Note affected thereby. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
     Section 5.10. Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to such Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment or delivery, as the case may be, of the principal (including the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on, or amounts due upon conversion of, any of the Notes, in any such event the Trustee shall be protected in withholding such notice if and so long as a committee of trust officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
     Section 5.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 7.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, and accrued and unpaid interest on, any Note on or after the due date expressed in such Note or in this Indenture or to any suit for the enforcement of the payment of the Fundamental Change Purchase Price on or after the Fundamental Change Purchase Date or for payment or delivery, as the case may be, of amounts due upon conversion in accordance with the provisions of Article 13.
ARTICLE 6
Concerning the Trustee
     Section 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default:

     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of negligence, bad faith and willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith or willful misconduct, except that:
     (i) this Section 6.01(c) shall not be construed to limit the effect of Section 6.01(a);
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith and either (A) believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, including in accordance with the direction from Holders of at least 25% in aggregate principal amount of the outstanding Notes pursuant to Section 5.02, Section 5.04 and Section 5.06, or (B) in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes, determined as provided in Section 7.04, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and
     (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.
     Section 6.02. Certain Rights of Trustee. Subject to the provisions of Section 6.01:
     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence, bad faith and willful misconduct on its part, conclusively rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any negligence, bad faith or willful misconduct on the part of any agent or attorney appointed with due care by it hereunder;

     (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (i) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;
     (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and
     (l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     Section 6.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum, prospectus or other disclosure material distributed with respect to the Notes.
     Section 6.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Note Registrar.
     Section 6.05. Monies and Common Stock to be Held in Trust. Subject to the provisions of Section 11.04, all monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

     Section 6.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company promptly will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 6.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except, subject to the effect of Section 5.05, funds held in trust herewith for the benefit of the Holders of particular Notes prior to the date of the accrual of such unpaid compensation or identifiable claim. The Trustee’s right to receive payment of any amounts due under this Section 6.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 6.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. The indemnification provided in this Section 6.06 shall extend to the officers, directors, agents and employees of the Trustee.
     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 5.01(g) or Section 5.01(h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
     Section 6.07. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 6.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 6.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly, but in no event later than 30 days after such resignation or removal, appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment 30 days after the retiring Trustee resigns or is removed, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to the provisions of Section 5.11, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall fail to comply with Section 6.07 within a reasonable time after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six months, or
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of this Section 5.11, any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 7.04, may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within 10 days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 6.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.10.
     Section 6.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 6.09 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such Trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 6.06.
     No successor trustee shall accept appointment as provided in this Section 6.10 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.07 and eligible under the provisions of Section 6.08.
     Upon acceptance of appointment by a successor trustee as provided in this Section 6.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such Trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 6.11. Succession by Merger, etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be qualified under the provisions of Section 6.07 and eligible under the provisions of Section 6.08.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee or authenticating agent appointed by such predecessor Trustee, and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor Trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 6.12. Authorization of Trustee to Take Other Action. The Trustee is hereby authorized and directed to enter into and take any actions or deliver such consents required by or requested under this Indenture and to take such other actions and enter into such other documents as directed by the Holders of a majority of outstanding aggregate principal amount of the Notes (except as expressly stated herein, including as set forth in Section 5.02, Section 5.04, Section 5.06 and Section 9.02). Subject to Section 9.02, if at any time any action by or the consent of the Trustee is required under this Indenture or any other document entered into by the Trustee at the direction of a majority of the Holders of outstanding aggregate principal amount of the Notes, such action or consent shall be taken or given by the Trustee upon the consent to such action by the Holders of a majority of outstanding aggregate principal amount of the Notes.
ARTICLE 7
Concerning the Holders
     Section 7.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 8, or (c) by a combination of such instrument or instruments and any such record of such a meeting of

Holders and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or such record are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or record or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. Whenever the Company or the Trustee solicits the taking of any action by the Holders, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than 15 days prior to the date of commencement of solicitation of such action. Any request, demand, authorization, direction, notice, consent, waiver or other action by a Holder of any Note shall bind every future Holder of the same Note, and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted, or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
     Section 7.02. Proof of Execution by Holders. Subject to the provisions of Section 6.01, Section 6.02 and Section 8.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 8.06.
     Section 7.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat such person as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, and (subject to Section 2.03(b)) accrued and unpaid interest on, such Note, upon conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares of Common Stock deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes, following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Physical Note in accordance with the provisions of this Indenture.
     Section 7.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or any other obligor of the Notes or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or an Affiliate of the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 6.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
     Section 7.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.
ARTICLE 8
Holders’ Meetings
     Section 8.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 8 for any of the following purposes:
     (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 5;
     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 6;
     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

     (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
     Section 8.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 8.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 7.01, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.
     Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
     Section 8.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.
     Section 8.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
     Section 8.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 8.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
     Subject to the provisions of Section 7.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 8.02 or Section 8.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
     Section 8.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02 or 8.03, as applicable. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
     Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     Section 8.07. No Delay of Rights by Meeting. Nothing contained in this Article 8 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 9
Supplemental Indentures
     Section 9.01. Supplemental Indentures Without Consent of Holders. The Company, when authorized by a Board Resolution, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (a) to cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders of the Notes;
     (b) to provide for the assumption by a Successor Corporation of the obligations of the Company under this Indenture pursuant to Article 10;
     (c) to add guarantees with respect to the Notes;
     (d) to secure the Notes;
     (e) to add to the covenants of the Company for the benefit of the Holders or surrender any rights or powers of the Company;
     (f) to make any change that does not adversely affect the rights of any Holder;
     (g) to provide for a successor trustee with respect to the Notes; or
     (h) conform the provisions of this Indenture to the “Description of Notes” in the preliminary offering memorandum for the Notes dated April 14, 2011, as supplemented by the related pricing term sheet.
     Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of such supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding.
     Section 9.02. Supplemental Indentures With Consent of Holders. With the consent (evidenced as provided in Article 7) of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 7 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of each affected Holder of an outstanding Note:
     (a) reduce the amount of Notes whose Holders must consent to an amendment;
     (b) reduce the rate, or extend the stated time for payment, of interest on any Note;
     (c) reduce the principal, or extend the Maturity Date, of any Note;
     (d) make any change that adversely affects the conversion rights of any Notes;
     (e) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
     (f) change the place or currency of payment of principal or interest in respect of any Note;
     (g) impair the right of any Holder to receive payment of principal of (including the Fundamental Change Purchase Price, if applicable), and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
     (h) modify Article 15 in a manner adverse to the Holders of the Notes; or
     (i) make any change in the provisions of this Article 9 that require each Holder’s consent or in the waiver provisions in Section 5.02 and Section 5.09.
     Upon the written request of the Company, accompanied by a copy of the Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee shall not be obligated to enter into such supplemental indenture.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such consent shall approve the substance thereof. After an amendment under this Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all affected Holders, or any defect in the notice, shall not impair or affect the validity of the amendment.

     Section 9.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, any other obligor hereunder and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 9.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in a form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
     Section 9.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. The Trustee shall be provided with and will be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture.
ARTICLE 10
Consolidation, Merger, Sale, Conveyance and Lease
     Section 10.01. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 10.02, the Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of the Company’s properties and assets to, another Person, unless:
     (a) the resulting, surviving or transferee Person (the “Successor Corporation”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Corporation (if not the Company) shall expressly assume by supplemental indenture all of the Company’s obligations under the Notes and this Indenture; and
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.
     For purposes of this Section 10.01, the conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiary or Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the conveyance, transfer or lease of all or substantially all of the Company’s properties and assets to another Person.
     Section 10.02. Successor Corporation to be Substituted. In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, and accrued and unpaid interest on, all of the Notes, the due and punctual payment or delivery, as the case may be, of the consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Corporation (if not the Company) shall succeed to and be substituted for the Company with the same effect as if the Successor Corporation had been named herein as the Company and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under this Indenture and the Notes. Such Successor Corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance or transfer, but not in the event of any such lease, the Person named as the “Company” in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.
     In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
     Section 10.03. Officers’ Certificate and Opinion of Counsel to be Given to Trustee. No consolidation, merger, conveyance, transfer or lease described in Section 10.01 shall be permitted unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 10.

ARTICLE 11
Satisfaction and Discharge of Indenture
     Section 11.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered or that have been paid as provided in Section 2.07) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, whether on the Maturity Date, or on any earlier Fundamental Change Purchase Date, or upon conversion or otherwise, and the Company shall deposit with the Trustee, in trust, cash or cash and shares of Common Stock, if any (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due and payable hereunder by the Company, then this Indenture shall cease to be of further effect except as to (i) the right of holders to receive payments or deliveries, as the case may be, of principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest and any unpaid Conversion Obligation (including any Additional Shares, if applicable) on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the consideration, if any, so deposited with the Trustee, (ii) the rights, obligations and immunities of the Trustee hereunder and (iii) the obligations of the Company under Section 6.06, and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 16.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably rendered by the Trustee in connection with this Indenture or the Notes.
     Section 11.02. Deposited Monies and Common Stock to be Held in Trust by Trustee. Subject to Section 11.04, all monies and shares of Common Stock deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it to the payment or delivery, as the case may be, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or delivery, as the case may be, of which such monies and shares of Common Stock have been deposited with the Trustee, of all consideration due thereon for principal, accrued and unpaid interest and the Conversion Obligation.
     Section 11.03. Paying Agent to Repay Monies and Common Stock Held. Upon the satisfaction and discharge of this Indenture, all monies and shares of Common Stock then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid or delivered, as the case may be, to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
     Section 11.04. Return of Unclaimed Monies and Common Stock. Subject to the requirements of applicable law, any monies or shares of Common Stock deposited with or paid to the Trustee for payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on, or Conversion Obligation with respect to, Notes and not applied but remaining unclaimed by the Holders for two years after the date upon which the principal (including the Fundamental Change Purchase Price, if applicable) of, such accrued and unpaid interest on, or such Conversion Obligation with respect to, such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written request and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder of any of the Notes shall thereafter look only to the Company for any payment which such Holder may be entitled to collect unless an applicable abandoned property law designates another Person. The Trustee shall, promptly after such payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, any accrued and unpaid interest on, or Conversion Obligation with respect to, Notes, as described in this Section 11.04 and upon written request of the Company, return to the Company any funds or shares of Common Stock in excess of the amount required for such payment or delivery.
     Section 11.05. Reinstatement. If (i) the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the Holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company’s obligations under this Indenture shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided, however, that if the Company makes any payment of interest on, or principal (including the Fundamental Change Purchase Price, if applicable) of, or Conversion Obligation with respect to, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 12
Immunity of Incorporators, Stockholders, Officers and Directors
     Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, employee, agent, officer or director or Subsidiary of the Company as such or of any Successor Corporation, either directly or through the Company or any Successor Corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13
Conversion of Notes
     Section 13.01. Conversion Privilege; Company’s Right to Terminate Such Privilege. (a) Upon compliance with the provisions of this Article 13, but subject to the Company’s right to terminate Holders’ conversion rights on or after April 6, 2016 in accordance with Section 13.01(b), each Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of such Note into shares of Common Stock at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date at an initial conversion rate (subject to adjustment as provided in Section 13.04, the “Conversion Rate”) of 92.2084 shares of Common Stock per $1,000 principal amount Notes (subject to the settlement provisions of Section 13.03, the “Conversion Obligation”).
     (b) (i) On or after April 6, 2016, the Company may elect, in its sole discretion, upon at least 30 and not more than 60 days’ notice, to terminate the conversion right set forth in Section 13.01(a) for all Notes, if the Closing Sale Price of the Common Stock exceeds 130% of the Conversion Price for at least 20 Trading Days in any consecutive 30 Trading Day period, including the last Trading Day of such period, ending on the Trading Day immediately preceding the date on which the Company publishes the Termination Notice.
     (ii) To exercise its right to terminate the conversion right of the Notes described in Section 13.01(a), the Company must publish a notice (the “Termination Notice”) in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time prior to the Close of Business on the first Business Day following any date on which the conditions described in Section 13.01(b)(i) are satisfied, announcing such election to terminate the conversion right of the Notes. The Company shall also give notice by mail to the Trustee and Holders of the Notes not later than five Business Days after such publication at their addresses shown in the Note Register of the Note Registrar. The date on which the Company terminates Holders’ rights to convert their Notes (the “Termination Date”) shall be a date selected by the Company, and shall be no more than 60 days or less than 30 days after the date on which the Company publishes the Termination Notice.
     (iii) In addition to any information required by applicable law or regulation, the Termination Notice and subsequent notice to the Trustee and Holders required by Section 13.01(b)(ii) shall state the Termination Date.
     (iv) On and after the Close of Business on the Termination Date, Holders’ rights to convert their Notes as set forth in Section 13.01(a) shall automatically terminate. If the Termination Date falls between a Regular Record Date for the payment of interest and the corresponding Interest Payment Date, the interest payable on such Interest Payment Date shall be paid in full to the Persons in whose names any Notes (or their Predecessor Notes) are registered on the Note Register at the Close of Business on such

Regular Record Date regardless of whether the Holders thereof surrenders such Notes for conversion on or prior to the Termination Date.
     (v) The Company may not publish a Termination Notice or give any other notice of any termination of the conversion rights set forth in Section 13.01(a) unless, prior to giving such notice, all accrued and unpaid interest (including any Optionally Deferred Interest and Compounded Interest thereon) on the Notes for all interest periods ended prior to the date of such Termination Notice has been paid in full.
     Section 13.02. Adjustments to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change. (a) If the Effective Date of a Fundamental Change (as defined in clause (1), clause (2) or clause (4) of the definition thereof and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “Make-Whole Fundamental Change”) occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall (i) under the circumstances described in this Section 13.02, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), in accordance with this Section 13.02, and (ii) pay such Holder cash in an amount equal to the amount of any Optionally Deferred Interest on the Notes, plus Compounded Interest thereon, to the Conversion Date of such converted Notes, in accordance with Section 13.03(c). A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Notice of Conversion of the Notes is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).
     (b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall deliver shares of Common Stock, including the Additional Shares, in accordance with Section 13.03(c). However, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment in accordance with this Section 13.02), multiplied by such Stock Price. The Company shall notify Holders of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.
     (c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions of Notes in connection with a Make-Whole Fundamental Change shall be determined by reference to the table in subsection (e) below, based on the date on which the

Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.
     (d) The Stock Prices set forth in the column headings of the table in subsection (e) below shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted pursuant to Section 13.04. The adjusted Stock Prices shall equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table in subsection (e) below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 13.04.
     (e) The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes converted in connection with a Make-Whole Fundamental Change for each Stock Price and Effective Date set forth below.

	Stock Price
Effective Date	$9.00	$10.00	$10.85	$11.00	$12.00	$13.00	$14.10	$15.00	$20.00	$25.00	$30.00	$40.00	$50.00	$75.00	$100.00

April 20, 2011	18.902	16.329	14.739	14.494	13.059	11.870	10.761	9.975	6.896	5.049	3.818	2.282	1.373	0.294	0.007
April 1, 2012	18.902	13.996	12.455	12.228	10.953	9.947	9.023	8.369	5.808	4.271	3.247	1.967	1.205	0.270	0.006
April 1, 2013	18.902	11.754	10.122	9.890	8.666	7.816	7.087	6.576	4.580	3.382	2.583	1.585	0.988	0.233	0.004
April 1, 2014	18.902	10.138	8.207	7.926	6.471	5.602	5.028	4.667	3.264	2.423	1.862	1.161	0.741	0.193	0.003
April 1, 2015	18.902	9.243	7.020	6.675	4.724	3.413	2.723	2.502	1.759	1.313	1.016	0.644	0.421	0.125	0.002
April 1, 2016	18.902	8.900	6.627	6.262	4.054	2.157	0.299	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
April 1, 2017	18.902	8.708	6.476	6.118	3.952	2.093	0.277	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
April 1, 2018	18.902	8.575	6.375	6.021	3.865	1.955	0.167	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
April 1, 2019	18.902	8.455	6.286	5.937	3.812	1.928	0.163	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
April 1, 2020	18.902	8.315	6.183	5.840	3.747	1.891	0.171	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
April 1, 2021	18.902	8.194	6.082	5.743	3.680	1.852	0.165	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
April 1, 2026	18.902	7.971	5.864	5.528	3.499	1.733	0.151	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
April 1, 2031	18.902	7.804	5.709	5.373	3.344	1.618	0.117	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
April 1, 2036	18.902	7.380	5.331	5.005	3.059	1.400	0.052	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
April 1, 2041	18.902	7.792	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

     The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:
     (i) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

     (ii) If the Stock Price is greater than $100.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.
     (iii) If the Stock Price is less than $9.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event will the Conversion Rate per $1,000 principal amount of Notes exceed 111.1104, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 13.04.
     (f) Nothing in this Section 13.02 shall prevent an adjustment to the Conversion Rate pursuant to Section 13.04 in respect of a Make-Whole Fundamental Change.
     Section 13.03 . Conversion Procedures; Settlement Upon Conversion. (a) Subject to Section 13.03(i), before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.03(h) and, if required, pay all taxes or duties, if any, as set forth in Section 13.03(f) and Section 13.03(i) and (2) in the case of a Physical Note, (A) complete, manually sign and deliver an irrevocable written notice to the Conversion Agent in the form on the reverse of such certificated Note, or a facsimile thereof (a “Notice of Conversion”) to the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for the shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, furnish appropriate endorsements and transfer documents, (D) if required, pay all transfer or similar taxes as set forth in Section 13.03(f) and Section 13.03(i), and (E) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.03(h). A Note shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this Section 13.03(a). The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 13 on the Conversion Date for such conversion.
     (b) If a Holder has already delivered a Fundamental Change Purchase Notice in accordance with Section 14.01(b)(i) with respect to a Note, the Holder may not surrender that Note for conversion until the Holder has withdrawn the Fundamental Change Purchase Notice in accordance with Section 14.01(j).
     (c) Subject to Section 13.06, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes surrendered for conversion, by (i) delivering to the converting Holder a number of shares of Common Stock equal to the Conversion Rate and (ii) paying to such Holder cash in respect of any fractional share of Common Stock issuable upon conversion based on the Closing Sale Price of the Common Stock on the relevant Conversion Date. In addition, if such Notes are converted in connection with a Make-Whole Fundamental Change in accordance with Section 13.02, the Company shall also pay to the converting Holder cash in the amount of any Optionally Deferred Interest on the converted Notes, plus any Compounded Interest thereon, to the Conversion Date of such converted Notes. The Company shall deliver the consideration due in respect of conversion to the Holder of the Note or Notes surrendered for conversion, or such Holder’s nominee or nominees, no later than the third Business Day immediately following the relevant Conversion Date, by issuing or causing to be issued, and delivering to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.
     (d) Each conversion shall be deemed to have been effected as to any Notes surrendered for conversion on the Conversion Date, and the Person in whose name the shares of Common Stock shall be issuable upon such conversion shall become the holder of record of such shares as of the Close of Business on such Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.
     (e) If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
     (f) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any documentary, stamp or similar issue or transfer tax by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion. The Conversion Agent may refuse to deliver the certificates representing the new Notes being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.
     (g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

     (h) Upon conversion of Notes, the Holder thereof shall not receive any separate cash payment for accrued and unpaid interest, if any, except as described below in this Section 13.03(h) and except for a cash payment in respect of any Optionally Deferred Interest on the Notes, plus any Compounded Interest thereon, for conversions of Notes in connection with a Make-Whole Fundamental Change in accordance with Section 13.03(c). The Company’s payment or delivery, as the case may be, of the consideration into which a Note is convertible shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date that is not paid in cash. As a result, accrued and unpaid interest, if any, up to, but not including, the Conversion Date that is not paid in cash shall be deemed to be paid in full through delivery of the consideration into which a Note is convertible and such unpaid interest shall not be deemed cancelled, extinguished or forfeited.
     Notwithstanding the immediately preceding paragraph, if Notes are converted after the Close of Business on a Regular Record Date and prior to the immediately succeeding Interest Payment Date, Holders of such Notes at the Close of Business on such Regular Record Date shall receive the amount of interest payable on such Notes on such Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made:
          (i) for conversions following the Regular Record Date immediately preceding the Maturity Date;
          (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date;
          (iii) if the Company has specified a Termination Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or
          (iv) to the extent of any overdue interest or Optionally Deferred Interest, including any Compounded Interest thereon, if any overdue interest or Optionally Deferred Interest exists at the time of conversion with respect to such Note.
     (i) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the shares of Common Stock upon the conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

     (j) Notwithstanding the foregoing, no Holder of Notes shall be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become an “acquiring person,” as defined in the Stockholder Rights Agreement. Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder becoming an “acquiring person” (as defined in the Stockholder Rights Agreement). If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of the foregoing limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares of Common Stock as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in it becoming an “acquiring person,” as defined in the Stockholder Rights Agreement, irrespective of whether the Company shall have terminated Holders’ rights to convert their Notes in accordance with Section 13.01(b) prior to settlement of our conversion obligation in full.
     Section 13.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted, without duplication, upon the occurrence of any of the following events:
     (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	x	OS1
OS0
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split or combination, as the case may be.

Any adjustment made under this Section 13.04(a) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or share combination. If any dividend or distribution of the type described in this Section 13.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the announcement date of such distribution, to purchase or subscribe for shares of the Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0	x	OS0 + X
OS0 + Y
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise or convert such rights, options or warrants divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution.
Any increase made under this Section 13.04(b) shall be made successively whenever any such rights, option or warrants are distributed and shall become effective immediately after the Close of Business on the Record Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred.
     In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets, securities or property of the Company, to all or substantially all holders of the Common Stock, excluding:
     (i) dividends or distributions as to which an adjustment was effected pursuant to Section 13.04(a) or Section 13.04(b);
     (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 13.04(d); and
     (iii) distributions as to which the provisions set forth in the second and third immediately succeeding paragraphs of this Section 13.04(c) shall apply),
(any of such shares of Capital Stock, indebtedness, or other assets, securities or property, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0	x	SP0
SP0 - FMV
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributable with respect to each outstanding share of Common Stock on the Ex-Date for such distribution.
     Any increase made under the portion of this Section 13.04(c) above shall become effective immediately after the Close of Business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make the distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Notes shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such distribution.
     With respect to an adjustment pursuant to this Section 13.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit where such Capital Stock or similar equity interest is, or will be when issued, listed or quoted on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0	x	FMV + MP0
MP0
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

CR’	=	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

FMV	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock (determined by reference to the definition of Closing Sale Price in Section 1.01 as if references therein to Common Stock were instead to such Capital Stock or similar equity interest) applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.
     The adjustment to the Conversion Rate under the preceding paragraph shall become effective at the Close of Business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days following, and including, the Ex-Date of any Spin-Off, references within the portion of this Section 13.04(c) related to “Spin-Offs” to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Date of such Spin-Off and the relevant Conversion Date.
     For purposes of this Section 13.04(c) (and subject in all respects to Section 13.04(i)), rights, options or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.04(c) (and no adjustment to the Conversion Rate under this Section 13.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
     For purposes of Section 13.04(a), Section 13.04(b) and this Section 13.04(c), any dividend or distribution to which this Section 13.04(c) is applicable that also includes one or both of:
     (i) a dividend or distribution of shares of Common Stock to which Section 13.04(a) is applicable (the “Clause A Distribution”); and
     (ii) a dividend or distribution of rights, options or warrants to which Section 13.04(b) is applicable (the “Clause B Distribution”), then (A) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 13.04(c) with respect to such Clause C Distribution shall then be made, and (B) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 13.04(a) and Section 13.04(b) with respect thereto shall then be made, except that, if determined by the Company (1) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (2) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as the case may be” within the meaning of Section 13.04(a) or “outstanding immediately prior to the Close of Business on the Record Date for such distribution” within the meaning of Section 13.04(b).
     (d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0	x	SP0
SP0 - C
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding Ex-Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock the Company distributes to holders of Common Stock.
     Such increase shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such dividend, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of Notes shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution.
     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0	x	AC + (SP1 x OS1)
OS0 x SP1
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP1	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
     The increase to the Conversion Rate under the preceding paragraph shall occur at the Close of Business on the 10th Trading Day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this Section 13.04(e) to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender offer or exchange offer expires and the relevant Conversion Date.
     (f) The Company shall not be required to adjust the Conversion Rate for any of the transactions described in clauses (a), (b), (c), (d), and (e) of this Section 13.04 (other than for share splits or share combinations) if the Company makes provision for each Holder of the Notes to participate in the transaction, at the same time as holders of the Common Stock participate, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date or effective date, as the case may be, for such transaction, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
     (g) Notwithstanding anything herein to the contrary, the Company shall not adjust the Conversion Rate pursuant to clauses (a), (b), (c), (d), (e) or (i) of this Section 13.04 unless such adjustment would result in a change of at least 1% of the then effective Conversion Rate. However, the Company shall carry forward any adjustment that the Company would otherwise have to make and take that adjustment into account in any subsequent adjustment. However, on December 31 of each year, and with respect to any converted Notes, the Company shall give effect to all adjustments that the Company has otherwise deferred pursuant to this Section 13.04(g), and those adjustments shall no longer be carried forward and taken into account in any subsequent adjustment. All calculations and other determinations made under this Article 14, including adjustments to the Conversion Rate, shall be calculated to the nearest 1/10,000th of a share.
     (h) To the extent permitted by law and the continued listing requirements of The New York Stock Exchange, the Company may, from time to time, increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and the Board of Directors determines that the increase is in the Company’s best interests. The Company shall mail a notice of the increase to registered Holders at least 15 days in advance of the day on which the increase becomes effective. In addition, the Company may, but is not obligated to, increase the Conversion Rate as the Company determines to be advisable in order to avoid or diminish taxes to recipients of certain distributions.
     (i) If the Stockholder Rights Agreement or any other future rights plan (i.e., a poison pill) adopted by the Company is in effect upon conversion of the Notes, each Holder shall receive, in addition to any shares of Common Stock that are otherwise due upon conversion, the rights under the Stockholder Rights Agreement or such other future rights plan in respect of such shares of Common Stock, unless the rights have separated from the Common Stock such that such Holder would not be entitled to receive any rights in respect of the Common Stock issuable upon conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock Distributed Property as described in Section 13.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     (j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Trustee and Conversion Agent may conclusively rely on the accuracy of the Conversion Rate adjustment provided by the Company. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment became effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Note at its last address appearing on the Note Register provided for in Section 2.06, within 20 days after the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (k) Notwithstanding anything to the contrary in this Section 13.04, the Conversion Rate shall not be adjusted:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities;
     (ii) upon the issuance of any shares of Common Stock, restricted stock or restricted stock units, non-qualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of Common

Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of the Company’s Subsidiaries;
     (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this Section 13.04(k) and outstanding as of the date the Notes were first issued;
     (iv) for accrued and unpaid interest, if any; or
     (v) solely for a change in the par value of the shares of Common Stock.
     (l) For purposes of this Section 13.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     Section 13.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Closing Sale Prices or the Stock Price for purposes of a Make-Whole Fundamental Change over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period when such Closing Sale Prices or Stock Prices are to be calculated.
     Section 13.06. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. (a) In the case of:
     (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),
     (ii) a consolidation, merger or combination involving the Company,
     (iii) a sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or
     (iv) any statutory share exchange,
in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at and after the effective time of the Reorganization Event, the right to convert each $1,000 principal amount of Notes into shares of Common Stock shall be changed into a right to convert into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a Holder of a number of shares of Common Stock equal to the Conversion Rate would have owned or been entitled to receive (the “Reference Property”) upon such Reorganization Event and, prior to or at the effective time of such Reorganization Event, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(b) providing for such change in the right to convert each $1,000 principal amount of Notes. In the event holders of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock who affirmatively make such an election. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average as soon as practicable after such determination is made. The supplemental indenture described above shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 13 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Reorganization Event, the Reference Property includes shares of stock, other securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Reorganization Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, without limitation, the adjustments provided for in this Article 13 and, to the extent required by the Board of Directors and practicable, the provisions providing for the purchase rights set forth in Article 14.
     (b) In the event the Company shall execute a supplemental indenture pursuant to this Section 13.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) will constitute the Reference Property after any such Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (c) The Company shall not become a party to any Reorganization Event unless its terms are consistent with this Section 13.06. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into shares of Common Stock in accordance with the provisions of this Article 13 prior to the effective date of such Reorganization Event.
     (d) The above provisions of this Section 13.06 shall similarly apply to successive Reorganization Events.
     Section 13.07. Responsibility of Trustee. Notwithstanding any provision of this Indenture to the contrary, the Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist that may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any securities or of any property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 13. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.06 after any Reorganization Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 13.08. Notice to Holders Prior to Certain Actions. In case:
     (a) the Company or one of its Subsidiaries shall take any action that would require an adjustment in the Conversion Rate pursuant to Section 13.04; or
     (b) of a Reorganization Event; or
     (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;
then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (y) the date on which such Reorganization Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Reorganization Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Reorganization Event, dissolution, liquidation or winding-up.

     Section 13.09. Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders of Notes. The Company shall provide a schedule of the Company’s calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of its calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Notes upon the request of that Holder. In addition, the Trustee and the Conversion Agent shall not be responsible for monitoring the Stock Price or any other term required to be calculated under this Indenture by the Company.
     Section 13.10. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).
     Section 13.11. Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     (b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
     (c) The Company further covenants that if at any time the Common Stock shall be listed on any U.S. national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.
ARTICLE 14
Purchase of Notes at Option of Holders
     Section 14.01. Purchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase all of such Holder’s Notes or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000, for cash on the date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 or more than 35 days following the date of the Company’s Fundamental Change Company Notice at a purchase price (the “Fundamental Change Purchase Price”) equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (unless the Fundamental Change Purchase Date is after a Regular Record Date but on or prior to the corresponding Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record at the Close of Business on such Regular Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes to be purchased).
     (b) Purchases of Notes under this Section 14.01 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date (the “Fundamental Change Expiration Time”); and
     (ii) delivery of the Notes to be purchased, if the Notes are Physical Notes, to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), or book-entry transfer of the Notes to be purchased, if the Notes are Global Notes, in compliance with the Depositary’s procedures, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.
     (c) The Fundamental Change Purchase Notice shall state:
     (i) if the Notes are Physical Notes, the certificate numbers of Notes to be delivered for purchase;
     (ii) the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple thereof, and
     (iii) that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are Global Notes, the Fundamental Change Purchase Notice must comply with appropriate procedures of the Depositary.
     (d) Any purchase by the Company contemplated pursuant to the provisions of this Section 14.01 shall be consummated by payment of the Fundamental Change Purchase Price to the Holder on the later of the Fundamental Change Purchase Date and the time of the book-entry transfer or delivery of the Note surrendered for purchase.

     (e) The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 14.01(j).
     (f) Any Note that is to be purchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination such that the aggregate principal amount of such new Note or Notes is equal to the unpurchased portion of the principal amount of the Note so surrendered,.
     (g) On or before the 20th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the resulting purchase right. Such mailing shall be by first class mail or, in the case of Global Notes, in accordance with applicable procedures of the Depositary. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at such time.
     (h) Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) the last date on which a Holder may exercise the purchase right;
     (iv) the Fundamental Change Purchase Price;
     (v) the Fundamental Change Purchase Date;
     (vi) the name and address of the Paying Agent and the Conversion Agent;
     (vii) the Conversion Rate and any adjustments to the Conversion Rate;
     (viii) that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of this Indenture;
     (ix) the procedures that Holders must follow to require the Company to purchase their Notes;

     (x) that the Holder must exercise the purchase right before the Fundamental Change Expiration Time; and
     (xi) that the Holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ purchase rights or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 14.01.
     (i) Notwithstanding the foregoing, no Notes may be purchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Trustee (or other Paying Agent appointed by the Company) will promptly return to the respective Holders thereof any certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes) and shall deem to be cancelled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.
     (j) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Trustee (or other Paying Agent appointed by the Company) in accordance with the Fundamental Change Purchase Company Notice at any time prior to the Fundamental Change Expiration Time, specifying:
     (i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;
     (ii) if Physical Notes have been issued, the certificate numbers of the withdrawn Notes; and
     (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.
     (k) On or prior to 11:00 a.m. (local time in The City of New York) on the Fundamental Change Purchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 6.05) an amount of money sufficient to pay the

Fundamental Change Purchase Price on all of the Notes to be purchased. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for purchase (and not withdrawn) prior to the Fundamental Change Expiration Time will be made on the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Purchase Price in Section 14.01) and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 14.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Purchase Price.
     (l) If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to purchase on the Fundamental Change Purchase Date all the Notes or portions thereof that are to be purchased as of such Fundamental Change Purchase Date, then on and after the Fundamental Change Purchase Date (i) such Notes will cease to be outstanding and interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (ii) all other rights of the Holders of such Notes will terminate, other than the right to receive the Fundamental Change Purchase Price upon delivery of the Notes.
     Section 14.02. Covenant To Comply With Applicable Laws Upon Purchase Of Notes. In connection with any purchase offer pursuant to a Fundamental Change Purchase Notice, the Company shall, if required:
     (a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;
     (b) file a Schedule TO or any other required schedule under the Exchange Act; and
     (c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes;
in each case, so as to permit the rights and obligations under this Article 14 to be exercised in the time and in the manner specified in this Article 14.
ARTICLE 15
Subordination
     Section 15.01. Agreement of Subordination. The Company covenants and agrees, and each Holder of the Notes issued hereunder by its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 15; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.
     All payments on the Notes, including the payment of principal of and interest on all Notes and the Fundamental Change Purchase Price with respect to the Notes subject to purchase in accordance with Article 14, issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Debt of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred.
     No provision of this Article 15 shall prevent the occurrence of any Default or Event of Default hereunder.
     Section 15.02. Payments to Holders. No payment shall be made with respect to the Notes, including the payment of principal of or interest on all Notes and the Fundamental Change Purchase Price with respect to the Notes subject to purchase in accordance with Article 14, except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 15.05, if either of the following occurs:
     (a) the Company defaults in its obligations to pay the principal, premium, interest or other amounts due on any Senior Debt, including a default under any redemption or repurchase obligation, and the default continues beyond any period of grace that the Company has to make those payments (a “Payment Default”); or
     (b) any other default occurs and is continuing on any Designated Senior Debt and (i) the default permits the holders of the Designated Senior Debt to accelerate its maturity and a Responsible Officer of the Trustee has received at the Corporate Trust Office a written notice (a “Payment Blockage Notice”) of the default from the Company, the holder of such Designated Senior Debt or a Representative of the Designated Senior Debt (a “Non-Payment Default”).
     Notwithstanding the foregoing, following the delivery of a Payment Blockage Notice, no new Payment Blockage Notice may be delivered and no new period of payment blockage with respect to the Notes may begin until both (i) 365 consecutive days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal and interest with respect to the Notes that have come due have been paid in full in cash. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice with respect to Designated Senior Debt whose holders or Representative delivered the Payment Blockage Notice may be made the basis of a subsequent Payment Blockage Notice by the holders or Representative of such Designated Senior Debt, whether or not within a period of 365 consecutive days.
     The Company may and shall resume payments on and distributions in respect of the Notes upon:

     (1) in the case of a Payment Default, the date upon which the default is cured or waived or ceases to exist, or
     (2) in the case of a Non-Payment Default, the earlier of (x) the date on which such Non-Payment Default is cured or waived or ceases to exist, in each case as and to the extent permitted under the documentation for the Designated Senior Debt, and (y) the 179th day after the date on which the applicable Payment Blockage Notice is received, in either case, unless the maturity of the Designated Senior Debt has been accelerated or this Article 15 otherwise prohibits the payment or distribution at the time of such payment or distribution.
     Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Debt, before any payment of cash, property or securities is made on account of the principal of or interest on the Notes or the Fundamental Change Purchase Price with respect to the Notes subject to purchase in accordance with Article 14 (except, to the extent required by applicable law, payments made pursuant to Article 11 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee would be entitled, except for the provision of this Article 15, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash, or other payment satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders of the Notes or to the Trustee.
     The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its property to another corporation upon the terms and conditions provided for in Article 10 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 15.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 10.

     In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Notes before all Senior Debt is paid in full, in cash or other payment satisfactory to the holders of Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Debt, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full, in cash or other payment satisfactory to the holders of Senior Debt or their Representative, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.
     Nothing in this Section 15.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.05 and Section 6.06. This Section 15.02 shall be subject to the further provisions of Section 15.05.
     Section 15.03. Subrogation of Notes. Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Debt, of all Senior Debt, the rights of the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article 15 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and interest on the Notes shall be paid in full in cash or other payment satisfactory to the Holders of Notes; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 15, and no payment over pursuant to the provisions of this Article 15, to or for the benefit of the holders of Senior Debt by Holders of the Notes or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payment or distribution of cash, property or securities to or for the benefit of the Holders of the Notes pursuant to the subrogation provisions of this Article 15, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Notes. It is understood that the provisions of this Article 15 are and are intended solely for the purposes of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.
     Nothing contained in this Article 15 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal (including the Fundamental

Change Purchase Price, if applicable), interest on, and the consideration due upon conversion of, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Debt.
     Upon any payment or distribution of assets of the Company referred to in this Article 15, the Trustee, subject to the provisions of Section 6.01, and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 15.
     Section 15.04. Authorization to Effect Subordination. Each Holder of a Note by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 15 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.
     Section 15.05. Notice to Trustee. The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article 15. Notwithstanding the provisions of this Article 15 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 15, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the applicable Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Debt or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 15.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 15 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 11, and any such payment shall not be subject to the provisions of this Article 15.

     The Trustee, subject to the provisions of Section 6.01, shall be entitled to conclusively rely on the delivery to it of a written notice by a Representative or a Person representing itself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Debt. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 15, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 15, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 15.06. Trustee’s Relation to Senior Debt. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 15 in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 15, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Section 6.01, the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders of Notes, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 15 or otherwise.
     Section 15.07. No Impairment of Subordination. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.
     Section 15.08. No Impairment of Conversion Right. Nothing contained in this Article 15 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article 13.
     Section 15.09. Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 15 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 15 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 15.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.
     Section 15.10. Senior Debt Entitled to Rely. The holders of Senior Debt (including, without limitation, Designated Senior Debt) shall have the right to rely upon this Article 15, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.
ARTICLE 16
Miscellaneous Provisions
     Section 16.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
     Section 16.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by the Board of Directors or any committee thereof or any officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Successor Corporation that shall at the time be the lawful sole successor of the Company.
     Section 16.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Sunrise Senior Living, Inc., 7900 Westpark Drive, McLean, VA 22102, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office and such notice references the Notes and this Indenture.
     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at the address of such Holder as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured email, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting or being inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
     Section 16.04. Governing Law. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 16.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Other than the Officers’ Certificates required by Section 3.08, which shall include the statements required by such Section 3.08, each Officers’ Certificate or Opinion of Counsel provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable it to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
     Section 16.06. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Purchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date to the next succeeding Business Day.

     Section 16.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
     Section 16.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and any of their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 16.09. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 16.10. Authenticating Agent. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.07 and Section 2.08, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 6.08.
     Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.
     The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
     The provisions of Section 6.02, Section 6.03, Section 6.04, Section 7.03 and this Section 16.10 shall be applicable to any authenticating agent.
     If an authenticating agent is appointed pursuant to this Section 16.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     __________________________,
     as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.
     By: ____________________
     Authorized Officer
     Section 16.11. Execution in Counterparts. This Indenture may be executed manually or by facsimile in any number of counterparts, but such counterparts shall together constitute but one and the same instrument.
     Section 16.12. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA PATRIOT Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with The Bank of New York Mellon Trust Company, N.A. The Company agrees that it will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.
     Section 16.13. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 16.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 16.15. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
[Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

SUNRISE SENIOR LIVING, INC.
By:	/s/ C. Marc Richards
	Name:	C. Marc Richards
	Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ D. G. Donovan
	Name:	D. G. Donovan
	Title:	Vice President

EXHIBIT A
[FORM OF FACE OF NOTE]
     [INCLUDE IF NOTE IS A GLOBAL NOTE — THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     [INCLUDE IF NOTE IS A RESTRICTED SECURITY — THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, AND NOT SUBJECT TO, REGISTRATION.
     BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
     (2) AGREES FOR THE BENEFIT OF SUNRISE SENIOR LIVING, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF THIS SECURITY OR ANY

BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE HEREOF OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
     (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR
     (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR
     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]
     NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT [OF 1933, AS AMENDED (THE “SECURITIES ACT”)]1) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

[1]	Delete bracketed text if Restricted Security legend is included on the face of the Note.

SUNRISE SENIOR LIVING, INC.
5.00% Junior Subordinated Convertible Notes Due 2041

No. [__]	[Initially][2] $[_______]
CUSIP No.: [________]
ISIN: [________]
     SUNRISE SENIOR LIVING, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]3 [________]4, or registered assigns, the principal sum [of $_______]5 [as set forth in the “Schedule of Exchanges of Notes” attached hereto,]6 which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $75,000,000 in aggregate at any time (or $86,250,000 if the Initial Purchasers exercise their option to purchase additional Notes in full as set forth in the Purchase Agreement) [, in accordance with the rules and procedures of the Depositary]7 on April 1, 2041, and interest thereon as set forth below.
     This Note shall bear interest at the rate of 5.00% per year from April 20, 2011 or from the most recent date to which interest had been paid or provided. Interest is payable semi-annually in arrears on each April 1 and October 1, commencing on October 1, 2011, to Holders at the Close of Business on the preceding March 15 and September 15, respectively (whether or not such day is a Business Day), subject to the Company’s right to defer interest payments on the Notes under specified circumstances as set forth in the Indenture. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest, Optionally Deferred Interest and Compounded Interest thereon if, in such context, Additional Interest, Optionally Deferred Interest or Compounded Interest thereon is, was or would be payable pursuant to any of Section 2.04(a), Section 5.03(a), Section 5.03(b) and Section 5.03(c). Unless the context otherwise requires, any express mention of Additional Interest, Optionally Deferred Interest or Compounded Interest thereon in any provision hereof shall not be construed as excluding Additional Interest, Optionally Deferred Interest or Compounded Interest thereon in those provisions hereof where such express mention is not made.
     [The Company shall pay the principal of and interest on this Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of

[2]	Include for a Global Note.

[3]	Include for a Global Note.

[4]	Include for a Physical Note.

[5]	Include for a Physical Note.

[6]	Include for a Global Note.

[7]	Include for a Global Note.

such Note.]8 [As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of this Note at the office or agency designated by the Company for that purpose. The Company shall pay interest on this Note, if the Holder has an aggregate principal amount of $1,000,000 or less, by check mailed to the Holder hereof at its address as it appears in the Note Register and if the Holder has an aggregate principal amount of more than $1,000,000, either by check mailed to such Holder or, upon application by such Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary.]9 The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.
     In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.
     This Note shall not be valid or become obligatory for any purpose until (a) this Note shall have been signed in the name and on behalf of the Company by the manual or facsimile signature of any officer of the Company authorized to do so under the Indenture and (b) the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

[8]	Include for a Global Note.

[9]	Include for a Physical Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

SUNRISE SENIOR LIVING, INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
as Trustee, certifies that this is one of the
Notes described in the within-named
Indenture.

By:
Authorized Signatory

Dated: [          ], 20[     ]

[FORM OF REVERSE OF NOTE]
SUNRISE SENIOR LIVING, INC.
5.00% Junior Subordinated Convertible Notes Due 2041
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.00% Junior Subordinated Convertible Notes Due 2041 (the “Notes”), issued under and pursuant to an Indenture dated as of April 20, 2011 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     Subject to the terms and conditions of the Indenture, the Notes shall be unsecured junior obligations of the Company subordinated in right of payment to the Company’s existing and future Senior Debt.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and accrued and unpaid interest on, all Notes, may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay all such cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
     No reference herein to the Indenture and nothing contained in this Note or elsewhere in the Indenture or in this Note is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, to the Holders of the Notes the principal (including the Fundamental Change Purchase Price, if applicable), interest on, and the consideration due upon conversion of, this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Debt.
     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
     The Notes are not subject to redemption through the operation of any sinking fund or otherwise.
     Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.
     Subject to the provisions of the Indenture, including, without limitation, the Company’s right to terminate Holders’ conversion rights in accordance therewith, the Holder hereof has the right, at its option, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof which is $1,000 or a multiple thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Notice of Conversion, a form of which is attached to the Note, as provided in the Indenture and this Note, to the office of the Conversion Agent, and duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.
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ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
     Additional abbreviations may also be used though not in the above list.
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SCHEDULE A10
SCHEDULE OF EXCHANGES OF NOTES
SUNRISE SENIOR LIVING, INC.
5.00% Junior Subordinated Convertible Notes Due 2041
     The initial principal amount of this Global Note is            DOLLARS ($[          ]). The following increases or decreases in this Global Note have been made:

			Principal amount	Signature of
	Amount of	Amount of	of this Global Note	authorized
	decrease in	increase in	following such	signatory of
	principal amount	principal amount	decrease or	Trustee or
Date of exchange	of this Global Note	of this Global Note	increase	Custodian

[10]	Include for a Global Note.

ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
To:	SUNRISE SENIOR LIVING, INC. The Bank of New York Mellon Trust Company, N.A., as Conversion Agent
     The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock deliverable upon such conversion, together with any cash for any fractional share and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 13.03(f) and Section 13.03(i) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Principal amount to be converted (if less than all): $ ,000

Social Security or Other Taxpayer Identification Number:

1

ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]
To:	Sunrise Senior Living, Inc.
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Sunrise Senior Living, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 14.01 of the Indenture referred to in this Note an amount in cash equal to the (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.
     In the case of Physical Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
     For value received                                          hereby sell(s) assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.
     In connection with any transfer of the Note prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
☐	to Sunrise Senior Living, Inc. or one of its subsidiaries; or

☐	under a registration statement that has been declared effective under the Securities Act of 1933, as amended; or

☐	to a person the undersigned reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, all in compliance with Rule 144A (if available); or

☐	pursuant to the exemption from registration provided by Rule 144 (if available) under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.
and unless the Note has been transferred to Sunrise Senior Living, Inc. or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.
     Unless one of the boxes is checked, the Note Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar,

1

which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2